Exhibit 10.63

AMENDMENT NO. 1 TO THE SHIPBUILDING CONTRACT

(DSME HULL NO. 5408)

This AMENDMENT No. 1 TO THE SHIPBUILDING CONTRACT for DSME Hull No. 5408 (hereinafter called the “AMENDMENT NO. 1”) is made this 10th day of March, 2014.

BETWEEN :

(1)                                 STI NEWCASTLE SHIPPING COMPANY LIMITED, a corporation organized and existing under the laws of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands 96960 (hereinafter called the “BUYER”); and

(2)                                 DAEWOO SHIPBUILDING & MARINE ENGINEERING CO., LTD., a corporation organised and existing under the laws of Republic of Korea, having its registered office at 85, Da-dong, Jung-gu, Seoul, Korea (hereinafter called the “BUILDER”)

WITNESSETH:

WHEREAS the BUYER and the BUILDER have entered on 13th of December, 2013 into a Shipbuilding Contract (the “Contract”) for the construction and sale of one (1) 300,000 TDW Crude Oil Tanker having the BUILDER’S Hull No. 5408 (the “Vessel”); and

WHEREAS, the BUYER and the BUILDER have agreed to change Classification Notation from Lloyd’s Register to DNV-GL.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the Parties agree to amend the Contract as follows:

ARTICLE I. DESCPRIPTION AND CLASS

3.                                      Classification, Rules and Regulations :

The 1st Paragraph of Article I. 3 in the Shipbuilding Contract shall be deleted and replaced by the following;

“The Vessel, including her machinery, equipment and outfit, shall be constructed in accordance with the Builder’s shipbuilding practice, Builder’s quality standard and the edition and amendments thereto in force at the execution date of this Contract, of the rules and regulations of and under special survey of DNV-GL (the “Classification Society”), and shall be distinguished in the Classification Society’s register by the symbols of ‘+1A1, “Tanker for Oil ESP”, CSR, COAT-

PSPC(B),E0, TMON, SPM, CRANE,VCS-2, CLEAN, BWM-T, BIS’.

Words and expressions defined in the Shipbuilding Contract shall have the same meanings when used in this AMENDMENT NO.1, and all other terms and conditions of the Shipbuilding Contract shall remain unchanged and in full force and effect.

This AMENDMENT NO.1 shall be governed by and construed in accordance with the laws of England and any dispute, controversy, or difference that may arise between the parties out of, or in relation to, or in connection with, this Amendment No. 1, which can not be settled by the parties themselves, shall be settled in accordance with ARTICLE XIII of the Shipbuilding Contract.

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT No.1 to be duly executed on the day and year first written above..

For and on behalf of		For and on behalf of
STI NEWCASTLE SHIPPING COMPANY		DAEWOO SHIPBUILDING &
LIMITED		MARINE ENGINEERING CO., LTD.

By :	/s/ Luca Forgione	By :	/s/ Ki-Uk Lee
Name :	Luca Forgione	Name :	Ki-Uk Lee
Title :	Attorney-in-Fact	Title :	Attorney-in-Fact